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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                                              -------------------------------

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 8, 1999



                           COMMISSION FILE NUMBER 0-22718
                                                  -------

                                 ZAMBA CORPORATION
               (Exact name of Registrant as specified in its charter)

               DELAWARE                                     #41-1636021
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                    Identification No.)


              7301 OHMS LANE, SUITE 200, MINNEAPOLIS, MINNESOTA 55439
            (Address of principal executive offices, including zip code)

                                   (612) 832-9800
                (Registrant's telephone number, including area code)


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         (Former Name or Former Address, if Changed Since Last Report)


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Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 8, 1999, the Company hired KPMG Peat Marwick LLP ("KPMG") to be its independent accountants. During the two fiscal years ended December 31, 1997, and December 31, 1998, and for the interim period through February 8, 1999, the Company did not seek advice from KPMG regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement, as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K or a reportable event, as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

     The hiring of KPMG was precipitated by the Company's entrance into a business relationship with the information technology consulting practice of PricewaterhouseCoopers LLP ("PwC"), the firm that was formerly the Company's independent accountants. As a result of that business relationship, PwC advised the Company that it would no longer be considered independent with respect to the Company under interpretations of the Securities and Exchange Commission and professional standards and therefore submitted its resignation as of January 25, 1999. The resignation of PwC was reported on an 8-K on January 26, 1999.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS.

     (c)  Exhibits

     None

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ZAMBA CORPORATION,

                                        By:  /s/Paul D. Edelhertz
                                             ---------------------------------
                                             Paul D. Edelhertz
                                             President and Chief Executive
                                             Officer


                                        Dated: February 12, 1999